UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	333-214187	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective October 3, 2017, pursuant to approval and authorization by the Board of Directors and certain stockholders holding 88.7% of the outstanding shares of our common stock as of August 24, 2017, the Registrant (i) changed its corporate domicile from the State of Utah to the State of Nevada by filing (A) Articles of Conversion with the Utah Secretary of State and (B) Articles of Conversion with the Nevada Secretary of State; and (ii) changed its name from “Croe, Inc.” to “The Crypto Company” by filing Articles of Incorporation with the Nevada Secretary of State.

The Utah Articles of Conversion, the Nevada Articles of Conversion and the Articles of Incorporation are filed herewith as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively.

Effective October 3, 2017, pursuant to approval and authorization by the Board of Directors of a wholly owned subsidiary of the Registrant (the “Subsidiary”) and the sole stockholder of the Subsidiary, the Subsidiary changed its name from “The Crypto Company” to “Crypto Sub, Inc.” by filing a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State.

The Utah Articles of Conversion, the Nevada Articles of Conversion and the Articles of Incorporation of The Crypto Company and the Certificate of Amendment of Crypto Sub, Inc. are filed herewith as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Conversion (Utah)
3.2	Articles of Conversion (Nevada)
3.3	Articles of Incorporation of The Crypto Company
3.4	Certificate of Amendment to Articles of Incorporation of Crypto Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: October 10, 2017
	By:	/s/ Michael Poutre
	Name:	Michael Poutre
	Title:	Chief Executive Officer